Exhibit (i)(1)

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our Firm in the Statement of Additional Information of SunAmerica Senior Floating Rate Fund, Inc. under the heading “Legal Counsel,” included as part of Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form N-1A (File No. 333-134226).

/s/ Willkie Farr & Gallagher LLP Willkie Farr & Gallagher LLP

New York, New York

April 28, 2009